Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the From S-1 (File No. 333-262688) and Form S-8 (No. 333-262373) of our audit report dated August 5, 2022, with respect to the consolidated balance sheets of Netcapital Inc. and Subsidiaries as of April 30, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the two-year period ended April 30, 2022.

Spokane, Washington

August 5, 2022